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                     AMENDMENT TO SUBORDINATED NOTE DUE 2003

                  THIS AMENDMENT TO SUBORDINATED NOTE DUE 2003 (the "Amendment") is dated as of April 18, 2002 ("Effective Date") by and between MAI Systems Corporation, a Delaware corporation ("MAKER") on the one hand and CSA Private Limited, a Singapore business entity ("HOLDER") on the other hand.

                                 R E C I T A L S

                  WHEREAS, MAKER executed a subordinated promissory note in favor of HOLDER in the amount of $2,800,000 effective December 1, 2000 (the "Note"); and

                  WHEREAS, MAKER and HOLDER desire to amend the terms of the Note as set forth herein,

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                A G R E E M E N T

                  1. Incorporation of Recitals; Acknowledgments. The recitals set forth above by this reference thereto are hereby incorporated into this Amendment.

                  2. Amended Terms.

                           2.1 If, but only if each of the conditions set forth
                  in clauses (a), (b) and (c) of Section 2.3 are satisfied in full, then, during the period of time commencing on the first date upon which all of such conditions are so satisfied, and continuing until February 28, 2003, MAKER shall not be in default under the Note for failure to make any further payments thereunder.

                           2.2 If, but only if each of the conditions set forth
                  in clauses (a), (b), (c) and (d) of Section 2.3 are satisfied in full, then the Note shall be deemed paid in full on the first date upon which all of such conditions are so satisfied and all collateral under the Security Agreement between MAKER and HOLDER dated December 1, 2001 shall be immediately released by HOLDER.


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                           2.3 The following conditions are required to be met
                  without exception, and failure to satisfy any such condition shall cause this Amendment to terminate and no longer be of any force or effect:

                           (a) Until such time as clauses (b) and (c) of this Section 2.3 shall have been satisfied in full, all amounts due and payable under the Note shall have been paid by wire transfer as prescribed in the Note (with the exception of the March 1, 2002 payment of $37,500.00, which may be paid by check) on or prior to the scheduled payment date set forth in the Note (with the exception of the scheduled April 1, 2002 and May 1, 2002 payments of $37,500.00, which shall have been paid by wire transfer no later than April 26, 2002 and May 15, 2002, respectively.), and all such payments shall have been received and recognized by HOLDER.

                           (b) On or before June 15, 2002, MAKER shall have paid to HOLDER under the Note, in addition to the amounts described in clause (a) of this Section 2.3, a prepayment in the amount of Five Hundred Thousand Dollars ($500,000.00).

                           (c) On or before December 31, 2002, MAKER shall have paid to HOLDER under the Note, in addition to the amounts described in clauses
                                    (a) and (b) of this Section 2.3, a
                                    prepayment in the amount of Five Hundred
                                    Thousand Dollars ($500,000.00).

                           (d) On or before February 28, 2003, MAKER shall have paid to HOLDER under the Note, in addition to the amounts described in clauses
                                    (a), (b) and (c) of this Section 2.3, a
                                    payment in the amount of Four Hundred
                                    Thousand Dollars ($400,000.00).

                  3. Fees. The parties shall be responsible for their own attorney fees and any other costs associated in any way with the negotiation and execution of this Amendment (the "Fees").


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                  4. Representations and Warranties. MAKER hereby represents and warrants to HOLDER that, as of the Effective Date:

                           4.1 All of MAKER's representations and warranties
                  contained in this Amendment are true and correct on and as of the Effective Date, as if then made (other than representations and warranties which expressly related to an earlier date);

                           4.2 The execution and delivery of this Amendment by
                  MAKER and the performance of the transactions contemplated thereby, (a) are within MAKER's corporate power, (b) have been duly authorized by all necessary or proper corporate action,
                  (c) when duly executed and delivered by MAKER, this Amendment shall constitute a legal, valid and binding obligation of MAKER enforceable against MAKER in accordance with its terms.

                  5. Effective Date. This Amendment shall become effective as of the date first written above (the "Effective Date") upon HOLDER's receipt of counterparts hereof executed by MAKER.

                  6. Reference to and Effect on the Note.

                           6.1 This Amendment shall be limited solely to the
                  matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term or condition of the Note, except as stated herein, (ii) prejudice any right or rights which HOLDER may now have or may have in the future under or in connection with the Note, (iii) require HOLDER to agree to a similar transaction on a future occasion or (iv) create any rights herein to another person, entity or other beneficiary or otherwise, except to the extent specifically provided herein.

                           6.2 Except to the extent specifically provided
                  herein, the respective provisions of the Note, shall not be amended, modified, waived, impaired or otherwise affected hereby, and the Note is hereby confirmed as being in full force and effect.

                  7. Miscellaneous. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. No amendment, modification, termination or waiver of any provision of this Amendment, or any consent to any departure by MAKER therefrom, shall in any event be effective unless the same shall be in writing and signed by HOLDER. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  8. Sole Benefit of Parties. This Amendment is solely for the benefit of the parties hereto, and their respective successors and assigns, and no other person or entity shall have any right, benefit or interest under or because of the existence of this Amendment.

                  9. Further Assurances. MAKER and HOLDER shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out


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the provisions of this Amendment.

                  10. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

                  11. Governing Law. THIS AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MAI SYSTEMS CORPORATION,
a Delaware Corporation

By:
   -----------------------------------------
Name: James W. Dolan
Title: Chief Financial and Operating Officer


CSA PRIVATE LIMITED,
A SINGAPORE BUSINESS ENTITY

By:
   -----------------------------------------
Name:
Title:


CONSENT TO AMENDMENT BY COMPUTER SCIENCES CORPORATION:

By:
   -----------------------------------------
Name:
Title:


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